                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 17, 1996


                         APPLIED MAGNETICS CORPORATION
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------



    Delaware                  1-6635                 95-1950506
    --------                  ------                 ----------
(State or other         (Commission File            (IRS Employer
jurisdiction of               Number)               Identification
incorporation)                                          Number)




Registrant's telephone number, including area code:
                (805) 683-5353
                --------------


The purpose of this Amendment is to amend Item 7 of Applied Magnetics Corporation's Current Report on Form 8-K for July 17, 1996 to add Financial Statements of Delta Bravo, Inc. and subsidiaries.

ITEM 7                      FINANCIAL STATEMENT AND EXHIBITS
- ------------------------------------------------------------

          (a)   Financial statements of businesses acquired.

YEAR ENDED DECEMBER 31, 1995
- ----------------------------
Report of Independent Public Accountants
      (Arthur Anderson LLP)..............................................6

Consolidated Balance Sheet as of December 31, 1995.......................7

Consolidated Statement of Operations for the
      Year Ended December 31, 1995.......................................9

Consolidated Statement of Shareholders' Deficiency
      for the Year Ended December 31, 1995...............................10

Consolidated Statement of Cash Flows for the
      Year Ended December 31, 1995.......................................11

Notes to Consolidated Financial Statements...............................13


YEAR ENDED DECEMBER 31, 1994
- ----------------------------
Report of Independent Public Accountants
      (Deloitte & Touche LLP)............................................25

Consolidated Balance Sheet as of December 31, 1994.......................26

Consolidated Statement of Operations for the
      Year Ended December 31, 1994.......................................28

Consolidated Statement of Shareholders' Deficiency
      for the Year Ended December 31, 1994...............................29

Consolidated Statement of Cash Flows for the
      Year Ended December 31, 1994.......................................30

Notes to Consolidated Financial Statements...............................32

                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    APPLIED MAGNETICS CORPORATION
                                    -----------------------------



Date:  September 26, 1996           By: /S/ Craig D. Crisman
                                        -------------------------
                                        Craig D. Crisman
                                        Chief Executive Officer
                                        Chief Financial Officer
                                        (Principal Financial Officer)

                       DELTA BRAVO, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF AND FOR THE YEAR ENDED
                                DECEMBER 31, 1995
                   TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                                    CONTENTS




INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS
  Consolidated Balance Sheet as of December 31, 1995
  Consolidated Statement of Operations for the year ended December 31, 1995 Consolidated Statement of Shareholders' Deficiency for the year ended
    December 31, 1995
  Consolidated Statement of Cash Flows for the year ended December 31, 1995

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Delta Bravo, Inc. and Subsidiaries:

We have audited the consolidated balance sheet of DELTA BRAVO, INC. AND SUBSIDIARIES (the "Company") as of December 31, 1995, and the related consolidated statement of operations, shareholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Magnetic Data Belgium, N.V., and AM Belgium, N.V. wholly-owned subsidiaries, which statements reflect total assets and revenues constituting 36 percent and 30 percent in 1995, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Magnetic Data Belgium, N.V. and AM Belgium, N.V., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Bravo, Inc. and Subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company has adopted Statement of Financial Accounting Standards No. 121 effective December 31, 1995.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, working capital deficiency, shareholders' deficiency and debt covenant violations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          ARTHUR ANDERSEN LLP


September 19, 1996

                       DELTA BRAVO, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS:
  Cash                                                             $   484,000
  Accounts receivable, less allowance for
    doubtful accounts of $382,000                                    7,330,000
  Inventories, net                                                   3,839,000
  Other                                                                535,000
                                                                   -----------
          Total current assets                                      12,188,000
                                                                   -----------

PROPERTY, PLANT AND EQUIPMENT:
  Land and buildings                                                 2,879,000
  Leasehold improvements                                             1,611,000
  Manufacturing equipment                                            5,409,000
  Office equipment                                                     945,000
                                                                   -----------
          Total property, plant and equipment                       10,844,000
                                                                   -----------
  Less accumulated depreciation and amortization                     3,526,000
                                                                   -----------
          Total property, plant and equipment, net                   7,318,000
                                                                   -----------

OTHER ASSETS:
  Intangibles assets, net                                                 -
  Other                                                                159,000
                                                                   -----------
          Total other assets                                           159,000
                                                                   -----------
TOTAL                                                              $19,665,000
                                                                   ===========


               The accompanying notes are an integral part of this
                           consolidated balance sheet.

                       DELTA BRAVO, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1995

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY


CURRENT LIABILITIES:
  Short-term borrowings                                          $  5,767,000
  Current portion of debt                                          20,203,000
  Accounts payable                                                  3,195,000
  Accrued payroll and related costs                                 1,575,000
  Income taxes payable                                                 50,000
  Accrued interest                                                  2,005,000
  Other current liabilities                                         3,983,000
                                                                  -----------
          Total current liabilities                                36,778,000
                                                                  -----------

LONG-TERM LIABILITIES:
  Debt, less current portion                                          211,000
                                                                  -----------
          Total liabilities                                        36,989,000

COMMITMENTS

  Redeemable Preferred stock, $100 par value;
    200,000 shares authorized;
    112,526 issued and outstanding;
    liquidation value $12,765,000                                   8,760,000
SHAREHOLDERS' DEFICIENCY:
  Common stock:
    Class A, without par value; 10,000 shares
      authorized; 1,333 issued and outstanding                           1,000
    Class B, without par value; 5,000 shares
      authorized; none issued and outstanding
    Cumulative foreign currency translation
      adjustment                                                      272,000
    Accumulated deficit                                           (26,357,000)
                                                                  ------------
          Total shareholders' deficiency                          (17,324,000)
                                                                  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                  $  19,665,000
                                                                  ============

               The accompanying notes are an integral part of this
                           consolidated balance sheet.

                       DELTA BRAVO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995



NET SALES                                                          $45,855,000

COST OF SALES                                                       40,410,000
                                                                   -----------
GROSS PROFIT                                                         5,445,000
                                                                   -----------
OPERATING EXPENSES:
  Product development and engineering                                  472,000
  Selling                                                            3,228,000
  General and administrative                                         5,947,000
  Amortization of intangible assets                                  6,883,000
  Restructuring costs                                                   80,000
                                                                   -----------
          Total operating expenses                                  16,610,000
                                                                   -----------
LOSS FROM OPERATIONS                                                11,165,000

OTHER INCOME (EXPENSE):
  Interest expense                                                  (3,629,000)
  Other                                                                 48,000
                                                                   -----------
          Total other expense                                       (3,581,000)
                                                                   -----------
LOSS BEFORE INCOME TAX EXPENSE                                      14,746,000

INCOME TAX EXPENSE                                                      21,000
                                                                   -----------
NET LOSS                                                           $14,767,000
                                                                   ===========
PREFERRED DIVIDENDS                                                    623,000
                                                                   -----------
NET LOSS-COMMON SHAREHOLDER                                        $15,390,000
                                                                   ===========
PER SHARE DATA:
  Weighted average of common shares outstanding                          1,333
                                                                   ===========
NET LOSS PER COMMON SHARE                                          $    11,545
                                                                   ===========

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                       DELTA BRAVO, INC. AND SUBSIDIARIES


               CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY

                          YEAR ENDED DECEMBER 31, 1995


                                                                     Total
                         Common Stock                Cumulative  Shareholders
                       ---------------  Accumulated  Translation    Equity/
                       Shares  Amount     Deficit    Adjustments Deficiency
                       ------  ------   -----------  ----------- ------------

BALANCE,
 JANUARY 1, 1995       1,333   $1,000   $(10,967,000) $(425,000) $(11,391,000)

 Dividends accreted                         (623,000)                (623,000)

 Translation adjustment                                 697,000       697,000

  Net loss                               (14,767,000)             (14,767,000)
                       -----   ------   ------------  ---------  ------------

BALANCE,
 DECEMBER 31, 1995     1,333   $1,000   $(26,357,000) $ 272,000  $(26,084,000)
                       =====   ======   ============= =========  ============


The accompanying notes are an integral part of these consolidated financial statements.

                       DELTA BRAVO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $(14,767,000)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                                   2,024,000
      Write-off of unutilized fixed assets                             946,000
      Amortization of intangible assets                              6,883,000
      Interest accrued and accreted                                  1,727,000
      Exchange rate effect on operating activities                     316,000
      Gain on disposal of fixed assets                                 (18,000)
      Restructuring charge                                              80,000
      Changes in operating assets and liabilities:
        Accounts receivable                                         (1,008,000)
        Inventories                                                  3,344,000
        Other current assets                                           409,000
        Other assets                                                   134,000
        Accounts payable                                              (431,000)
        Accrued payroll and related costs                              (89,000)
        Other current liabilities                                     (193,000)
                                                                   -----------
          Net cash used in operating activities                       (643,000)
                                                                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment                          (772,000)
  Proceeds from sale of fixed assets                                    62,000
                                                                  ------------
          Net cash used in investing activities                       (710,000)
                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable                                            336,000
  Payments on notes payable                                           (582,000)
  Net increase on line of credit                                       858,000
                                                                  ------------
          Net cash provided by financing activities                    612,000
                                                                  ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                               (112,000)
                                                                  ------------
NET DECREASE IN CASH                                                  (853,000)

CASH AS OF JANUARY 1, 1995                                           1,337,000
                                                                  ------------
CASH AS OF DECEMBER 31, 1995                                      $    484,000
                                                                  ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest                                                     $   1,579,000
                                                                 =============

    Income taxes                                                 $      28,000
                                                                 =============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Dividends accreted on preferred stock                        $     623,000
    Purchase of equipment by capital leases                            117,000





























              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       DELTA BRAVO, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

Delta Bravo, Inc. and its subsidiaries ("DBI" or the "Company") manufacture and perform repair and restoration services for disk drives and other computer peripheral equipment. The Company's operations are principally conducted within North America and Western Europe and the Company routinely grants credit to its customers throughout these regions. Such customers are primarily in the computer or computer peripheral industries.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements present the accounts of the Company and its subsidiaries, all of which are wholly-owned. Significant intercompany accounts and transactions have been eliminated in consolidation. The Company's subsidiaries are Magnetic Data, Inc. and Brum-Ko Magnetics Corporation. Magnetic Data, Inc. owns 100% of the following subsidiaries:

        Magnetic Data Belgium, N.V.            AM Belgium, N.V.
        Magnetic Data United Kingdom, Ltd.     Magnetic Data Inc., California
        Magnetic Data Inc., France, S.A.R.L.   Magnetic Data Inc., Minnesota
        Magnetic Data Inc., Germany GmbH

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

GOING CONCERN

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a loss of $14,767,000 in 1995, has a shareholder's deficiency of $17,324,000, and a working capital deficiency of $26,084,000 at December 31, 1995, and is not in compliance with its borrowing agreements. The working capital deficiency at December 31, 1995 was primarily the result of the current classification of the Company's notes payable to AMC resulting from the Company defaulting on its debt commitments, including violations of certain debt covenants. See Notes 4 and 5.

Management's focus is to improve the operating units' profitability through increased sales activity in targeted areas and aggressive cost reduction programs to ensure the Company's ability to meet its financial obligations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

INVENTORIES

Inventories are stated at the lower of standard cost, which approximates cost determined on a first-in, first-out (FIFO) basis, or market. Inventories consist of purchased materials, direct production labor and manufacturing overhead.

PROPERTY, PLANT AND EQUIPMENT

Purchases of property, plant and equipment are recorded at cost or, in the case of equipment under capital leases, the present value of future lease payments; and through a business combination, at its respective fair market values. Maintenance, repairs and minor tooling costs are expensed as incurred. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                  Buildings                    20-30 years
                  Leasehold Improvements        3-10 years
                  Manufacturing Equipment       2-10 years
                  Office Equipment              3-10 years

ADOPTION OF ACCOUNTING PRINCIPLE

In 1995, the Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" (SFAS No. 121). SFAS No. 121 requires that long lived assets and certain identifiable intangibles to be held and used by the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As a result of this review, Management wrote off fixed assets of $946,000 which will not be used in future operations and also wrote off certain intangible assets as described below.

INTANGIBLE ASSETS

Intangible assets consisted of goodwill, client lists, reverse engineered products, and trademarks acquired by the Company. The Company reviews the carrying value of all intangible assets on a regular basis, and if future cash flows are believed insufficient to recover the remaining carrying value of an intangible asset, the carrying value is written down in the period the impairment is identified to its future recoverable value.

In fiscal year 1995 management performed a detailed evaluation and analysis of the carrying value of all intangible assets and determined, based on the extent of recent losses, the resulting accumulated deficits, working capital deficiencies and anticipated future operating strategies and results that these assets have lost their carrying value. Accordingly, all intangibles were written off at December 31, 1995.

REVENUE RECOGNITION

Revenue is generally recognized upon shipment of product.

PRODUCT DEVELOPMENT AND ENGINEERING

Costs incurred by the Company in the design, maintenance or refinement of its existing product line and new product research and development are expensed when incurred.

Total research and development expenses were approximately $472,000 in 1995.

RESTRUCTURING COSTS

In December 1995 the Company recorded a restructuring charge of $80,000 for the planned closing of one of its European sales offices.

INCOME TAXES

The Company's income tax provision/benefit has been determined under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes result from temporary differences in the recognition of revenues and expenses for financial and income tax reporting purposes. Valuation allowances have been established to reduce deferred tax assets to the amount expected to be realized. See Note 8.

FOREIGN CURRENCY TRANSLATION

Foreign assets and liabilities are translated to their United States dollar equivalents based on rates of exchange prevailing at the end of each respective period. Income statement information is translated using the average rate for the year. Gains and losses resulting from foreign currency transactions, other than those directly related to intercompany loans between the Company's foreign and domestic entities, are included in the consolidated statements of operations. Gains and losses resulting from translation of foreign financial statements and from foreign currency translations on intercompany loans are included as a separate component of shareholders' deficiency.

2.   INVENTORIES

Inventories consist of the following at December 31, 1995:

          Raw materials                                $ 5,389,000
          Work in process                                1,341,000
          Finished goods                                 2,353,000
          Less reserves for obsolescence                (5,244,000)
                                                        ------------
          Total                                        $ 3,839,000
                                                        ============

3. SEGMENTS OF BUSINESS

The Company operates in one business segment, computer disk drive refurbishment and repair. Total foreign sales were $16,038,000 in 1995. Of this amount sales by operations in the United States to customers in other countries were $1,678,000. Sales by operations in Europe to customers in the United States were $279,000.

Identifiable assets, capital expenditures, pre-tax operating loss, and depreciation and amortization are as follows as of and for the year ended December 31, 1995:

     Identifiable assets:
     United States                              $12,917,000
       Europe                                     6,748,000
                                                -----------
               Total                            $19,665,000
                                                ===========
     Capital expenditures:
       United States                            $   640,000
       Europe                                       132,000
                                                 -----------
               Total                            $   772,000
                                                ===========
     Pre-tax operating loss:
       United States                            $14,428,000
       Europe                                       318,000
                                                -----------
               Total                            $14,746,000
                                                ===========
     Depreciation and amortization:
       United States                            $ 8,647,000
       Europe                                       260,000
                                                -----------
               Total                            $ 8,907,000
                                                ===========

4. SHORT TERM BORROWINGS

The Company has a line of credit (the "credit line") that is secured by accounts receivable and inventories of its domestic operating subsidiaries, which expires on March 18, 1997. The credit line allows borrowings equal to 85% of qualified accounts receivable and 20% of inventory with an $8,000,000 maximum. At December 31, 1995, outstanding borrowings under the credit line were $4,167,000, with availability of approximately $400,000 based upon December 31, 1995 accounts receivable and inventory balances. The credit line bears interest at the prime commercial interest rate (8.25% at December 31, 1995) plus 2.5%. The Company is required to meet certain financial covenants under the terms of the credit line agreement. These covenants include, among other things, minimum levels of domestic working capital and net worth requirements. The Company was not in compliance with these covenants of the credit line as of December 31, 1995.

The Company also maintains a credit line ("foreign line") with a Belgian financial institution in the amount of $37,500,000 Belgian Francs (US$1,275,000 based upon year-end exchange rates), which is secured by accounts receivable and inventories of its foreign operating subsidiaries. At December 31, 1995, approximately $47,000,000 Belgian Francs (US$1,600,000) were outstanding. The Company has the authorization to pass the credit line, but only for a few days. The foreign line is renegotiated every six months, and the interest rate is adjusted to current rates (6.70% at December 31, 1995). The foreign line also requires, among other requirements, the Company's foreign subsidiaries to maintain certain solvency and working capital ratios. At December 31, 1995 the Company was not in compliance with the required ratios; however, the Belgian financial institution has agreed to extend the line through December 1996, and on a month-to-month basis thereafter.

5. DEBT

Debt consists of the following:

   Note payable to Applied Magnetics Corporation ("AMC"),
      principal and interest (at 10%), due March 18, 1996.
      Due to debt covenant violations, the note is due and
      payable on demand.  The note is secured by real and
      personal property, stock pledged of DBI and
      outstanding stock of domestic subsidiaries, and
      guaranteed by the Company and the then majority
      shareholder                                           $  5,150,000

   Note payable to AMC, with interest payable quarterly
     at the stated rate of 8%, unpaid interest and
     principal due March 18, 2000. Due to debt covenant
     violations, and default in interest payments, the
     note is due and payable on demand.   The note
     is secured by real and personal property, stock
     pledged of DBI and outstanding stock of domestic
     subsidiaries, and guaranteed by the Company and
     the then majority shareholder                            13,200,000

   Notes payable to vendor payable in various installments.
     Due to default in the installment payments, the
     notes are classified as current.                          1,729,000

   Note payable to vendor, interest at 3.67%, principal
     and interest payable bi-weekly in the amount of
     $12,500 with final payment due in March 1996            $    56,000

   Capitalized lease obligations, secured by related
     equipment, interest at 8.9% to 12%, due in
     monthly installments through
     August, 2000.  See Note 6                                    279,000
                                                             ------------
         Total debt                                            20,414,000
         Current portion of debt                               20,203,000
                                                             ------------
         Debt, less current portion                           $   211,000
                                                             ============

The Company is required to meet certain financial covenants under the terms of the notes payable to AMC. These covenantsinclude, among other things, a maximum debt to equity ratio, minimum net worth requirements and specified levels of working capital. The Company was not in compliance with certain of these covenants at December 31, 1995. In addition, the Company defaulted on its interest payment due to AMC on October 1, 1995. Also, during fiscal year 1995, the Company was found by a Delaware Court to be in default with its obligations to AMC as a result of violating its Pledge Agreement with AMC. Upon occurrence of an event of default, all outstanding secured obligations owed by the Company to AMC are automatically accelerated; and become due and payable upon demand. Accordingly, the notes payable to AMC have been classified as current in the accompanying financial statements.

     The aggregate maturities of debt for the years subsequent to December 31, 1995 (exclusive of capital lease obligations) are as follows:

            1996                                       $20,135,000
            1997                                            -
            1998                                            -
            1999                                            -
            2000                                            -
            Thereafter                                      -
                                                       -----------
            Total                                      $20,135,000
                                                       ===========

6. LEASE COMMITMENTS The Company leases various equipment and building facilities under capital and operating leases. Rent expense for the year ended December 31, 1995 was $1,315,000. Future minimum rental payments under these leases with an initial term of one year or more are as follows: CAPITAL OPERATING LEASES LEASES

      1996                                         $ 93,000   $1,291,000
      1997                                           93,000    1,272,000
      1998                                           82,000    1,244,000
      1999                                           53,000    1,229,000
      2000                                           19,000    1,226,000
      Thereafter                                                 423,000
                                                   --------   ----------
      Total minimum lease payments                  340,000   $6,685,000
                                                              ==========
      Amount representing interest                  (61,000)
                                                    --------
      Present value of net minimum lease payments  $279,000
                                                   =========
                                      -18-

7. CAPITAL STOCK

PREFERRED STOCK

The Company issued 112,526 shares of convertible preferred stock to AMC with a face value of $11,253,000 on March 18, 1993 in connection with the acquisition of its subsidiaries Magnetic Data, Inc. and Brum-ko Magnetics Corporation. A summary of AMC's preferred stock rights is as follows:

               o   Cumulative 7.5% dividend payable semi-annually.
               o   Preferential rights on liquidation.
               o   Mandatory redemption right commencing in the year 2000.
               o Convertible into one share of common stock for each 225.052 shares of preferred.

The preferred stock has been valued at its fair market value on the acquisition date using the discounted cash flow method and assuming a fair market rate of return for the security of 16%. Accordingly, the Company is accreting dividends on an annual basis so as to adjust the carrying value of the security to its face value upon its redemption dates which commence in the year 2000. As of December 31, 1995, total dividends accreted amount to $1,869,000.

STOCK OPTIONS

The Company's subsidiary, Magnetic Data, Inc. ("MDI"), has two stock option plans, which were established in 1988 and 1992. Under the stock option plans, MDI may issue nonqualified and incentive stock options to officers, directors and other employees to purchase Class A common stock of MDI at a price that is not less than 100% of the fair market value at the date of grant. The right to exercise the options vest 25% a year, beginning on the first anniversary of the grant, and the options expire no later than ten years after the date of grant. There are 620,000 shares authorized for grant under the plans. As of December 31, 1995, 90,400 shares are exercisable. The following table summarizes the stock option activity:

                                                             RANGE OF OPTION
                                                   SHARES    PRICES PER SHARE

            Outstanding at January 1, 1995        158,900         $6.25-$6.50
            Options canceled                      (68,500)        $6.25-$6.50
                                                 --------
            Outstanding at December 31, 1995       90,400
                                                 ========

8.   INCOME TAXES

     The income tax expense consists of the following:

     Current:
        Federal                                      $  -
        State                                         21,000
        Foreign                                         -
                                                     -------
      Total                                          $21,000
                                                     =======

For federal income tax purposes, the Company has domestic net operating loss carryforwards totaling approximately $17.8 million at December 31, 1995, expiring between 1998 and 2010; and foreign net operating loss carryforwards of approximately $4.1 million at December 31, 1995, which do not expire.

Deferred income taxes reflect the tax effects of: temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred income tax assets are net operating loss carryforwards, certain accrued costs, depreciation, inventory reserves, and by differences between the book and tax basis of property and the amortization of intangibles. The Company has provided a valuation allowance for the excess benefits of the operating loss and other deferred tax assets, since realization of these assets cannot be assured.

As of December 31, 1995 the deferred income taxes consists of the following:

                                         FEDERAL        STATE
Deferred taxes:
  Operating loss carryforward          $  6,252,656  $ 1,250,531
  Reserve for inventory obsolescence      3,628,991      725,798
  Accruals and other costs                  822,578      164,516
  Differences between book and tax
    basis of property                        44,984        8,997
                                       ------------  -----------
      Total deferred taxes               10,749,209    2,149,842


Valuation allowance                     (10,749,209)  (2,149,842)

                                       ------------  -----------
Deferred income taxes                  $       -     $      -
                                       ============  ===========

Reconciliation of the actual provision (benefit) for income taxes to the income tax calculated at the United States Federal rates for continuing operations is as follows:

Income tax (benefit) at the United States Federal income tax rate     (34)%

Temporary differences/net operating losses not benefitted              34
                                                                     ----
                                                                       -  %
                                                                     ====

The consolidated effective tax rate may differ from the U.S. statutory rates primarily due to the Company and its consolidated foreign subsidiaries, each filing separate income tax returns in their respective countries. As a result, the losses of one company cannot be offset against the taxable income of other companies.

The undistributed earnings of foreign subsidiaries (amounting to approximately $500,000) are considered to be indefinitely reinvested in the subsidiaries. Therefore, the Company has not provided for incremental United States income or foreign withholding taxes on such undistributed earnings or the entity adjustment from foreign currency translation.

9. RETIREMENT SAVINGS PLAN

The Company has a qualified retirement plan under the provisions of Section 401(k) of the Internal Revenue Code, in which eligible employees may participate. Substantially all participants in this plan are able to defer compensation up to the annual maximum amount allowable under Internal Revenue Service regulations. Additionally, the Company may match employees' contributions with discretionary amounts as may be determined by the Board of Directors. The Board of Directors did not authorize any matching contributions in fiscal year 1995.

10. RELATED PARTY TRANSACTIONS

Included in the current portion of long-term debt at December 31, 1994 was an amount due to two individuals who claim to be minority shareholders totaling $50,000, which is unsecured and due upon demand. On August 14, 1995, these individuals demanded payment on the note and were paid by the Company. Accordingly, the amount reflected in the balance sheet at December 31, 1995 is zero. Included in the current portion of debt are amounts due to Applied Magnetics Corporation ("AMC"), the sole preferred stock shareholder, in the aggregate amount of $18,350,000. Also included in accrued interest is $1,963,000 related to the AMC notes and $500,000 in other current liabilities relating to legal costs incurred by AMC in exercising its right of default. Such costs are to be reimbursed to AMC under the terms of the note agreements.

The Company had purchased products and services from AMC totaling $5,000. In addition, the Company made interest payments to AMC of $792,000. Included in other current assets at December 31, 1994 was a deposit to AMC totaling $300,000 under a debt refinancing proposal. This proposal expired in 1995 and the deposit was forfeited to AMC. Accordingly, the amount was expensed in 1995 by the Company.

11. SUBSEQUENT EVENTS

On July 17, 1995, the then majority shareholder entered into several agreements, including a Voting Trust Agreement, with a third party which, among other things, purported to transfer certain rights (including voting rights) to such third person. The agreements also provided for the transfer of ownership of a majority of the common stock to this same individual upon the occurrence of certain events, including the consent of AMC, the holder of the long- and short-term notes, which are secured by a pledge of the shares involved.

Subsequently, individuals who claim to be minority shareholders instituted an action seeking emergency restraint of any change in ownership or management of the Company and for an adjudication that the then majority shareholder's actions violated his obligations under a pre-existing agreement to transfer his stock to the claimed minority shareholders.

The Company is currently a defendant in that action, in which the claimed minority shareholders primarily seek damages from the former majority shareholder. While the claimed minority shareholders have not yet asserted damage claims against the Company, the Company anticipates that they may amend the action to seek damages on various theories. The Company intends to counterclaim against the claimed minority shareholders for, among other things, breach of fiduciary duty, and to challenge the validity of the purported issuance of any shares of the Company's stock to the claimed minority shareholders. As the ultimate outcome of this matter is not presently determinable, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

On August 16, 1995, a Special Shareholder Meeting was held at which the then majority shareholder attempted to remove current directors and elect a new Board. Both the claimed minority shareholders and AMC objected to these actions as illegal and invalid and refused to recognize the new Board.

On August 17, 1995, AMC, whose long-term notes were secured by the then majority shareholders' common stock, issued a Notice of Default, claiming that the majority shareholder's actions in attempting to transfer stock, or any stock rights, violated the Pledge Agreement pertaining to that stock. Shortly thereafter, AMC asserted a default-based right to vote the majority shares, signed a written Consent in Lieu of Shareholder's meeting, to remove the current Board and elect a third Board of Directors.

On August 22, 1995, AMC filed an action in a Delaware Court seeking an adjudication that a default had occurred and that its newly elected Board was the valid Board of Directors. A trial on that matter was held November 27, and 29, 1995. The Court subsequently ruled that a default had occurred and that the board elected by AMC was the Company's valid Board of Directors.

On July 17, 1996, a foreclosure sale arising out of the default was held for all of the then majority shareholder's stock in the Company. At the sale, AMC bid a portion of the debt owed to it by the Company under the notes and acquired all of the former majority shareholder's shares in the Company.

In 1996, the Company engaged the consulting firm of Grisanti, Galef & Goldress, Inc. ("GG&G") to provide crisis management assistance to the Company. Mr. Brian
R. Stone of GG&G was appointed as the Company's Chief Executive Officer.

The Company's management is currently evaluating the recoverability of its investment in its foreign subsidiaries if it were to be sold. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset or liability amounts or the amounts and classification of results of operations that might be necessary pending the outcome of this evaluation.

                       DELTA BRAVO, INC. AND SUBSIDIARIES
                   CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                        Year Ended December 31, 1994 and
                          Independent Auditors' Report

DELTA BRAVO, INC. AND SUBSIDIARIES
TABLE OF CONTENTS
- ------------------------------------------------------------------------------
                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                       1


FINANCIAL STATEMENTS:

Consolidated Balance Sheet as of December 31, 1994                 2

Consolidated Statement of Operations for the
Year Ended December 31, 1994                                       3

Consolidated Statement of Shareholders' Deficiency for the
Year Ended December 31, 1994                                       4

Consolidated Statement of Cash Flows for the
Year Ended December 31, 1994                                      5-6

Notes to Consolidated Financial Statements                        7-15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Delta Bravo, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Delta Bravo, Inc. and subsidiaries (the "Company") as of December 31, 1994, and the related consolidated statements of operations, shareholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, working capital deficiency, shareholders' deficiency and debt covenant violations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the consolidated financial statements, subsequent to December 31, 1994 Applied Magnetics Corporation, after issuing a Notice of Default under a stock pledge agreement, acquired through a foreclosure sale, the majority shareholder's stock in the Company on July 17, 1996.


Deloitte & Touche LLP
Los Angeles, California
May 24, 1995 (Except for Note 12, as to
      which the date is July 17, 1996)

DELTA BRAVO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1994
- -------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
Cash                                                   $ 1,337,000
 Accounts receivable, less allowance for
 doubtful accounts of $356,000 (Note 4)                  6,322,000
 Inventories (Notes 2 and 4)                             7,184,000
 Other (Note 10)                                           944,000
                                                       -----------
        Total current assets:                           15,787,000

PROPERTY, LAND AND EQUIPMENT (Note 5):
Land and buildings                                       2,879,000
Leasehold improvements                                   1,581,000
Manufacturing equipment                                  7,241,000
Office Equipment                                           797,000
                                                         ---------
       Total property, plant and equipment              12,498,000
Less accumulated depreciation and amortization           3,500,000

         Total property, plant and equipment, net        8,998,000
                                                      ------------

OTHER ASSETS:
 Intangible assets, net (Note 3)                         6,883,000
 Other                                                     293,000
                                                     -------------
         Total other assets                              7,176,000

TOTAL                                                  $31,961,000

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Short-term borrowings (Note 4)                         $ 4,909,000
Current portion of long-term debt (Notes 5 and 10)      19,309,000
Accounts Payable                                         3,626,000
Accrued payroll and related costs                        1,664,000
Income taxes payable (Note 8)                               50,000
Other current liabilities                                4,395,000
                                                       -----------
        Total current liabilities                       33,953,000

LONG-TERM LIABILITIES-
 Long-term debt, less current portion
   (Notes 5 and 10)                                      1,262,000
                                                     -------------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 9)

REDEEMABLE PREFERRED STOCK, $100 par value;
 200,000 shares authorized; 112,526.13 issued and
 outstanding; liquidation value $12,765,000 (Note 7)    8,137,000
                                                    -------------

SHAREHOLDERS' DEFICIENCY (Notes 5 and 7):
 Common stock:
  Class A, without par value; 10,000 shares
    authorized; 1,333 issued and outstanding               1,000
  Class B, without par value; 5,000 shares
    authorized; none issued and outstanding             (425,000)
  Cumulative foreign currency translation
    adjustment                                       (10,967,000)
                                                      -----------

       Total shareholders' deficiency                (11,391,000)

TOTAL                                              $  31,961,000
                                                   =============

See notes to consolidated financial statements.

DELTA BRAVO, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994

NET SALES (Note 10)                               $ 51,596,000

COST OF SALES (Note 10)                             41,710,000
                                                  ------------

GROSS PROFIT                                         9,886,000

OPERATING EXPENSES:
  Product development and engineering                  759,000
  Selling                                            3,944,000
 General and administrative (Note 10)                5,640,000
 Amortization of intangible assets                   1,120,000
 Restructuring costs                                   361,000
                                                  ------------

         Total operating expenses                   11,824,000

LOSS FROM OPERATIONS

OTHER EXPENSES:
   Interest expense (Notes 4, 5 and 10)              2,472,000
   Other expense                                         1,000
                                                  ------------

         Total other expenses                        2,473,000

LOSS BEFORE INCOME TAX BENEFIT                      (4,411,000)

INCOME TAX BENEFIT (Note 8)                              5,000
                                                  ------------

NET LOSS                                          $ (4,406,000)
                                                  ============

See notes to consolidated financial statements

DELTA BRAVO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
 YEAR ENDED DECEMBER 31, 1994

                                                                 TOTAL
                                                  CUMULATIVE    SHAREHOLDERS'
                    COMMON STOCK    ACCUMULATED   TRANSLATION      EQUITY/
                  SHARES   AMOUNT     DEFICIT     ADJUSTMENTS    DEFICIENCY

BALANCE,
 JANUARY 1, 1994    1,333  $ 1,000  $ (5,937,000) $ (733,000)   $ (6,669,000)

 Dividend accreted                      (624,000)                   (624,000)

 Translation
   adjustment                                        308,000         308,000

     Net loss                         (4,406,000)                 (4,406,000)
                    -----  --------   ----------  ------------   -------------


BALANCE,
 DECEMBER 31, 1994  1,333  $ 1,000  $(10,967,000) $ (425,000)   $(11,391,000)
                    ====== =======  ============  ============  =============


See notes to consolidated financial statements

DELTA BRAVO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994

CASH FL0WS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(4,406,000)
   Adjustments to reconcile loss to net cash provided
      by operating activities:
         Depreciation                                             1,912,000
         Amortization of intangible assets                        1,120,000
         Interest accrued and accreted                              723,000
         Exchange rate effect on operating activities               154,000
         Gain on disposal of fixed assets                            (5,000)
         Restructuring charge                                       350,000
         Changes in operating assets and liabilities:
                  Accounts receivable                               479,000
                  Inventories                                     1,077,000
                  Other current assets                             (156,000)
                  Other assets                                      172,000
                  Accounts payable                                 (396,000)
                  Accrued payroll and related costs                 133,000
                  Income taxes payable                               34,000
                  Other current liabilities                        (204,000)
                                                                -----------
                    Net cash provided by operating activities       987,000
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment                      (785,000)
   Proceeds from sale of fixed assets                                 5,000

         Net cash used in investing activities                     (780,000)
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase to notes payable                                          3,000
   Payments on notes payable                                     (1,699,000)
   Net reductions on line of credit                                (348,000)
                                                                -----------

         Net cash provided by financing activities                2,044,000
                                                                -----------
EFFECT OF EXCHANGE RATES CHANGES ON CASH                           1544,000
                                                                -----------
NET DECREASE IN CASH                                             (1,683,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      3,020,000
                                                                -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                          $ 1,337,000
                                                                -----------

See notes to consolidated financial statements.                 (Continued)

DELTA BRAVO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
 INFORMATION
 Cash paid during the year for:

         Interest                                     $1,608,000
                                                      ----------

         Income taxes                                 $    7,000
                                                      ----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
         Purchase of inventories and equipment
           by notes payable                           $1,464,000
         Dividends accreted on preferred stock           624,000
         Purchase of equipment by capital leases         213,000
         Amounts receivable on the transfer of
           certain assets and liabilities to
           a company 100% owned by a shareholder         204,000
         Notes payable to shareholders for deposits
           to a creditor                                  50,000

See notes to consolidated financial statements.
                                                        (Concluded)

DELTA BRAVO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY - Delta Bravo, Inc. and its subsidiaries ("DBI" or the "Company") manufacture and provide repair and restoration of disk drives and other computer peripheral equipment. The Company's operations are principally conducted within North America and Western Europe and the Company routinely grants credit to its customers throughout these regions. Such customers are primarily in the computer or computer peripheral industries.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements present the accounts of the Company after elimination of all material intercompany accounts and transactions. At December 31, 1994, the Company included its subsidiaries known as Magnetic Data, Inc. and Brum-Ko Magnetics Corporation. These subsidiaries are 100% owned by DBI. Magnetic Data, Inc. owns 100% of the following subsidiaries:

          Magnetic Data Belgium, N.V.           AM Belgium, N.V.
          Magnetic Data United Kingdom, Ltd.    Magnetic Data Inc., California
          Magnetic Data Inc., France, S.A.R.L. Magnetic Data Inc., Minnesota Magnetic Data Inc., Germany GmbH

GOING CONCERN - The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a loss of $4,406,000 in 1994, has an accumulated deficit of $10,967,000, a shareholders' deficiency of $11,391,000, a working capital deficiency of $18,166,000 at December 31, 1994, and is not in compliance with its borrowing agreements. The working capital deficiency at December 31, 1994 was primarily the result of the current classification of the Company's notes payable to AMC resulting from the Company's violation of certain of its debt covenants (see Notes 4 and 5).

Management of the Company has been discussing with its major creditor, preferred stock shareholder and certain potential investors various options in order to restructure the debt of the Company. These efforts have been complicated by certain events, including those disclosed in Note 12. However, pending the resolution of the shareholder disputes, it remains management's focus to improve the operating units' profitability through increased sales activity and aggressive cost reduction programs to ensure the Company's ability to meet its financial obligations. Management anticipates resolution of the issues described in Note 12 by the end of the third quarter and believes that a debt restructuring will be completed by the end of 1995, which will enable the Company to obtain additional funds and significantly improve its financial condition.

If the Company is unable to successfully complete a debt restructuring or obtain funding from other sources, the Company may not be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CASH EQUIVALENTS - The Company considers all short-term investments purchased with maturities of 90 days or less to be cash equivalents.

INVENTORIES - Inventories are stated at the lower of standard cost, which approximates cost determined on a first-in, first-out (FIFO) basis, or market.

PROPERTY, PLANT AND EQUIPMENT - Purchases of property, plant and equipment are recorded at cost or, in the case of equipment under capital leases, the present value of future lease payments and through a business combination at its respective fair market values. Maintenance, repairs and minor tooling are expensed as incurred. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets, which range from 4 to 25 years.

INTANGIBLE ASSETS - Intangible assets consist of goodwill, client lists, reverse engineered products, and trademarks acquired by the Company. Goodwill represents the excess of cost over the fair market value of assets acquired and is amortized on the straight-line method over a period of fifteen years. The fair market value of client lists and trademarks are amortized on the straight-line method over a period of ten years. The fair market value of reverse engineered products are amortized on the straight-line method over a period of five years. The Company reviews the carrying value of all intangible assets on a regular basis, and if future cash flows are believed insufficient to recover the remaining carrying value of an intangible asset, the carrying value is written down in the period the impairment is identified to its future recoverable value.

REVENUE RECOGNITION - Revenue is generally recognized upon shipment of product.

PRODUCT DEVELOPMENT AND ENGINEERING - Costs incurred by the Company in the design, maintenance or refinement of its existing product line and new product research and development are expensed when incurred. Total research and development expenses were approximately $67,000 for the year ended December 31, 1994.

RESTRUCTURING COSTS - During December, 1994, management made the decision to restructure part of its operations. The restructuring charge, which related almost entirely to facility shut down costs, was accrued as of December 31, 1994.

INCOME TAXES - The Company's income tax provision/benefit has been determined under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes result from temporary differences in the recognition of revenues and expenses for financial and income tax reporting purposes. Valuation allowances are established when necessary to reduce deferred `tax assets to the amount expected to be realized.

FOREIGN CURRENCY TRANSLATION - Foreign assets and liabilities are translated to their United States dollar equivalents based on rates of exchange prevailing at the end of each respective period. Income statement information is translated using the average rate for the year. Gains and losses resulting from foreign currency transactions, other than those directly related to intercompany loans between the Company's foreign and domestic entities, are included in the consolidated statements of income. Gains and losses resulting from translation of foreign financial statements and from foreign currency translations on intercompany loans are included as a separate component of shareholders' deficiency.

2. INVENTORIES

Inventories consist of the following at December 31, 1994:

      Raw materials and other             $ 7,681,000
      Work in process                       1,408,000
      Finished goods                        1,476,000
      Less reserves for obsolescence       (3,381,000)
                                          -----------
   Total                                  $ 7,184,000
                                          -----------

3. INTANGIBLE ASSETS

   Intangible assets consist of the following at December 31, 1994:

                                     GROSS     ACCUMULATED         NET
                                    AMOUNT     AMORTIZATION      AMOUNT
                                 ----------    ------------   -----------

   Goodwill                      $ 3,204,000   $  (410,000)   $ 2,794,000
   Reverse engineered products     3,240,000    (1,242,000)     1,998,000
   Client lists                    1,620,000      (310,00)      1,310,000
   Trademarks                        966,000      (185,00)       (781,000)
                                 -----------   -----------    -----------
      Total                      $ 9,030,000   $(2,147,000)   $ 6,883,000
                                 ===========   ===========    ===========


4. SHORT-TERM BORROWINGS

The Company has a line of credit (the "credit line") that is secured by accounts receivable and inventories of its domestic operating subsidiaries, and which expires on February 18, 1996. The credit line allows borrowings equal to 80% of qualified accounts receivable and 20% of inventory with a $8,000,000 maximum. At December 31, 1994, outstanding borrowings under the credit line were $3,509,000, with availability of up to $3,839,000. The credit line bears interest at the prime commercial interest rate (8.5% at December 31, 1994) plus 2.5%. The credit line requires the Company, among other things, to maintain a consolidated domestic net worth of at least $2,750,000 and domestic working capital of not less than $5,000,000. The Company was not in compliance with these provisions of the credit line as of December 31, 1994.

The Company also maintains a credit line ("foreign line") with a Belgian financial institution in the amount of $1,400,000, which is secured by accounts receivable and inventories of its foreign operating subsidiaries. The foreign line is renegotiated every six months, and the interest rate is adjusted to current rates (7.75% at December 31, 1994). The foreign line also requires the Company's foreign subsidiaries to maintain certain solvency and working capital ratios. At December 31, 1994 the Company was not in compliance with the required solvency ratio; however, the Belgian financial institution has agreed to extend the line through June 1995, and on a month-to-month basis thereafter.

5. LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1994:

     Note payable to Applied Magnetics Corporation
     ("AMC"), principal and accrued interest (at 10%),
     due March 18, 1996. Accrued interest of $921,000
     is included in the note balance at December 31,
     1994. Secured by real and personal property, stock
     pledged of DBI and outstanding stock of domestic
     subsidiaries, and guaranteed by the Company and
     the majority shareholder                                    $  6,071,000

     Present value of note payable to AMC, with fact
     value of $13,200,000, discounted at a 10% interest
     rate, interest paid quarterly at the stated rate of
     8%, unpaid interest and principal due March 18, 2000.
     Secured by real and personal property, stock pledged
     of DBI and outstanding stock of domestic subsidiaries,
     and guaranteed by the Company and the majority stock
     holder                                                         12,259,000

     Note payable to related party, 9.0% interest, principal
     and interest payable monthly in various amounts with
     the final payment due on March 15, 1995. Secured by
     Brum-ko Magnetics Corporation stock                               203,000

     Present value of note payable to vendor in the amount
     of $1,200,000, interest imputed at 10.5%, payable in
     various installments with final payment due July 1,
     1997                                                              957,000

     Present value of note payable to vendor in the
     amount of $574,000, interest imputed at 10.5%,
     payable in various installments with final payment
     due November 1, 1997                                              475,000

     Note payable to vendor, interest at 3.67%,
     principal and interest payable monthly in the
     amount of $35,000 with final payment due on
     November 1, 1995                                                  354,000

     Capitalized lease obligations, secured by related
     equipment, interest at 8.9% to 12%, due in monthly
     installments through October, 1999 (Note 6)                       199,000

     Unsecured promissory note to shareholder, with no stated
     interest, due on demand                                            50,000

     Other                                                               3,000

     Total long-term debt                                           20,571,000
     Current portion of long-term debt                             (19,309,000)
                                                                 -------------

     Long-term debt, less current portion                        $   1,262,000
                                                                 =============
                                      -35-

The Company is required to meet certain financial covenants under the terms of the notes payable to AMC. These covenants include a maximum debt to equity ratio, net worth requirements and specified levels of working capital. The Company was not in compliance with certain of these covenants at December 31, 1994. Management believes it may not be in default of any of these covenants because of certain matters related to the original acquisition of Magnetic Data, Inc. and Brum-ko Magnetics Corporation from AMC. However, as these matters have not been resolved with AMC, the notes payable have been classified as current in the accompanying financial statements.

The aggregate maturities of long-term debt for the years subsequent to December 31, 1994 (exclusive of capital lease obligations) are as follows:

   1995                                                          $19,269,000
   1996                                                              634,000
   1997                                                              469,000
   1998
   1999
   Thereafter                                                    -----------

   Total                                                         $20,372,000
                                                                 -----------


6. LEASE COMMITMENTS

The Company leases various equipment and building facilities under capital and operating leases. Future minimum rental payments under these leases with an initial term of one year or more are as follows:

                                    CAPITAL                  OPERATING
                                    LEASES                     LEASES

   1995                            $ 58,000                 $1,799,000
   1996                              57,000                  1,696,000
   1997                              57,000                  1,536,000
   1998                              47,000                  1,487,000
   1999                              26,000                  1,490,000
   Thereafter                                                1,094,000
                                 ----------                 ----------

   Total minimum lease payments     245,000                 $9,102,000
                                                           -----------

    Amount representing interest    (46,000)

    Present value of net minimum lease payments $  199,000
                                                ==========

    Rent expense for the year ended December 31, 1994 was $1,560,000.

7. CAPITAL STOCK

PREFERRED STOCK - The Company issued 112,526.13 shares of convertible preferred stock with a face value of $11,253,000 on March 18, 1993 in connection with the acquisition of its subsidiaries Magnetic Data, Inc. and Brum-ko Magnetics Corporation. A summary of the preferred stock rights is as follows: o Cumulative 7.5% dividend payable semi-annually.

     o Preferential rights on liquidation.

     o Required redemption right commencing in the year 2000.

     o Convertible into one share of common stock for each 225.052 shares of preferred.

The preferred stock has been valued at its fair market value on the acquisition date using the discounted cash flow method and assuming a fair market rate of return for the security of 16%. Accordingly, the Company is accreting dividends on an annual basis so as to adjust the carrying value of the security to its face value upon its redemption dates which commence in the year 2000. At December 31, 1994, total dividends accreted amount to $1,246,000.

STOCK OPTIONS - The Company's subsidiary, Magnetic Data, Inc. ("MDI"), has two stock option plans, which were established in 1988 and 1992. Under the stock option plans, MDI may issue nonqualified and incentive stock options to officers, directors and other employees to purchase Class A common stock of MDI at a price that is not less than 100% of the fair market value at the date of grant. The right to exercise the options vest a 25% a year, beginning on the first anniversary of the grant, and the options expire no later than ten years after the date of grant. There are 620,000 shares authorized for grant under the plans. As of December 31, 1994, 157,650 shares are exercisable. The following table summarizes the stock option activity:

                                                      RANGE OF OPTION
                                          SHARES      PRICES PER SHARE

      Outstanding at January 1, 1994      168,100     $6.25 - $6.50
      Options canceled                     (9,200)     6.25 -  6.50
                                          ---------
      Outstanding at December 31, 1994    158,000     $6.25 - $6.50
                                          =========

      8.      INCOME TAXES

The income tax benefit for the year ended December 31, 1994 consists of the following:

      Current:
       Federal                                                     $ (58,000)
       State                                                           3,000
       Foreign                                                        50,000
                                                                   -----------

      Total                                                        $  (5,000)
                                                                   ==========

For federal income tax purposes, the Company has domestic net operating loss carryforwards totaling approximately $9,700,000 at December 31, 1994 expiring between 1998 and 2008 and foreign net operating loss carryforwards totaling $3,700,000 at December 31, 1994, which do not expire. Deferred income taxes reflect the tax effects of: A) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and B) operating loss carryforwards. The tax effects of significant items comprising the Company's deferred income tax assets are net operating loss carryforwards, certain accrued costs, depreciation, and inventory reserves, offset by differences between the book and tax basis of property and the amortization of intangibles. The Company has provided a valuation allowance for the excess benefits of the operating loss and other deferred tax assets, since realization of these assets cannot be assured.

                                    FEDERAL           STATE          FOREIGN
Deferred tax assets:
Operating loss carryforward          $ 3,305,000    $   661,000    $ 1,486,000
Reserve for inventory obsolescence     1,107,000        319,000
Accruals and other costs               1,362,000        393,000
Differences between book and tax
Basis of property                        168,000         49,000
                                                    -----------    -----------
Total deferred tax assets:             5,942,000      1,422,000      1,486,000
                                     -----------    -----------    -----------

Deferred tax liabilities:
  Differences between book and tax
  basis of property                                                 (1,369,000)
  Intangibles                         (1,390,000)      (401,000)
                                                    -----------    -----------
Total deferred tax liabilities        (1,390,000)      (401,000)    (1,369,000)
                                                    -----------    -----------

Net deferred tax assets                4,552,000      1,021,000        117,000

Valuation allowance                   (4,552,000)     1,021,000       (117,000)
                                     -----------    -----------    -----------
Deferred income taxes                $      --      $      --      $      --
                                     -----------    -----------    -----------

The consolidated effective tax rate may differ from the U.S. statutory rates primarily due to the Company and its consolidated foreign subsidiaries, each filing separate income tax returns in their respective countries. As a result, the losses of one company cannot be offset against the taxable income of other companies.

The following is a reconciliation of the effective tax rate to the federal statutory rate for the year ended December 31, 1994:

Statutory rate                                       35%
Goodwill                                             (8)
Foreign income tax                                   (3)
Tax benefit limitation of loss carryforwards        (24)
                                                    ---
Effective tax rate                                   - %
                                                    ====

The undistributed earnings of foreign subsidiaries (amounting to approximately $1,300,000) are considered to be indefinitely reinvested in the subsidiaries. Therefore, the Company has not provided for incremental United States income or foreign withholding taxes on such undistributed earnings or the equity adjustment from foreign currency translation.

9. RETIREMENT SAVINGS PLAN

The Company has a qualified retirement plan under the provisions of Section 401(k) of the Internal Revenue Code, in which eligible employees may participate. Substantially all participants in this plan are able to defer compensation up to the annual maximum amount allowable under Internal Revenue Service regulations. Additionally, the Company may match employees' contributions with discretionary amounts as may be determined by the Board of Directors. The Board of Directors did not authorize any matching contributions in fiscal 1994.

10. RELATED PARTY TRANSACTIONS

Included in the current portion of long-term debt is an amount due to two shareholders totaling $50,000, which is unsecured and due upon demand. Also included in long-term debt are amounts due to Applied Magnetics Corporation ("AMC"), the sole preferred stock shareholder, in the aggregate amount of $18,797,000 (see Note 5).

During 1994, the Company had sales in the amount of $353,000 to AMC and purchased products and services from AMC totaling $3,124,000. The Company also incurred royalty charges of $157,000 with AMC in 1994, of which $123,000 was still outstanding at year end. In addition, the Company made interest payments to AMC during 1994 of $2,314,000. Additionally, included in other current assets are a deposit to AMC totaling $300,000 under a debt refinancing proposal.

Two companies owned by the Company's majority shareholder are indebted to the Company as a result of the net transfer of certain assets to one company in 1994 and expenditures paid on behalf of the other company in previous years totaling $198,000 and $218,000, respectively. As a result of the Company's concern over the collectibility of the amount due from the affiliated entities, the Company has taken a charge in the accompanying financial statements in the amount of $416,000 to establish a reserve against the receivable. The charge has been included in general and administrative expenses.

11. BUSINESS SEGMENT INFORMATION

The Company operates in one business segment consisting of the manufacture and repair of disk drives and other computer peripheral equipment for the computer industry. Manufacturing and repair operations are located in the United States and Western Europe. The following table summarizes the Company's operations in these two locations:

                                    DOMESTIC       FOREIGN       TOTAL
Sales to unaffiliated customers:
  Domestic                         $31,495,000   $51,596,000
  Foreign                            2,764,000   $17,337,000
                                                 -----------   -----------
  Total sales                      $34,258,000   $17,337,000   $51,596,000
                                   ===========   ===========   ===========

  Intercompany sales:
    Domestic                       $   677,000   $   677,000
    Foreign                          2,284,000   $    59,000     2,343,000
                                   -----------   -----------   -----------
    Total Sales                    $ 2,961,000   $    59,000   $ 3,020,000
                                   ===========   ===========   ===========

    Operating Loss                 $ 1,290,000   $   648,000   $ 1,938,000
    Net Loss                       $ 3,618,000   $   788,000   $ 4,406,000
    Identifiable assets            $20,148,000   $11,813,000   $31,961,000


Intersegment sales between geographic areas are accounted for at prices which, in general, provide a profit after coverage of all manufacturing costs.

The Company had sales to two significant customers that accounted for 17% and 11% of the Company's total sales for the year ended December 31, 1994.

12. SUBSEQUENT EVENTS

On July 17, 1995, the majority shareholder entered into several agreements, including a Voting Trust Agreement, with a third party which, among other things, purported to transfer certain rights (including voting rights) to such third person. The agreements also provided for the transfer of ownership of a majority of the common stock to this same individual upon the occurrence of certain events, including the consent of the holder of the long- and short-term notes, which are secured by a pledge of the shares involved.

Subsequently, the minority shareholders instituted an action seeking emergency restraint of any change in ownership or management of the Company and for an adjudication that the majority shareholder's actions violate his obligations under a pre-existing agreement to transfer his stock to the minority shareholders.

The Company is currently a defendant in that action, in which the minority shareholders primarily seek damages from the former majority shareholder. While the minority shareholders have not yet asserted damage claims against the Company, the Company anticipates that they may amend the action to seek damages on various theories. The Company intends to counterclaim against the minority shareholders for, among other things, breach of fiduciary duty, and to challenge the validity of the purported issuance of any shares of the Company's stock to the minority shareholders. As the ultimate outcome of this matter is not presently determinable, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

On August 16, 1995, a Special Shareholder Meeting was held at which the majority shareholder attempted to remove current directors and elect a new Board. Both the minority shareholders and AMC, as the preferred shareholder and holder of the long-term notes, objected to these actions as illegal and invalid and refused to recognize the new Board.

On August 17, 1995, AMC, whose long-term notes were secured by the majority shareholders' common stock, issued a Notice of Default, claiming that the majority shareholder's actions in attempting to transfer stock, or any stock rights, violated the Pledge Agreement pertaining to that stock. Shortly thereafter, AMC asserted a default-based right to vote the majority shares, signed a written Consent in Lieu of Shareholder's meeting, to remove the current Board and elect a third Board of Directors. On August 22, 1995, AMC filed an action in a Delaware Court seeking an adjudication that a default had occurred and that its newly elected Board was the valid Board of Directors. A trial on that matter was held November 27, and 29, 1995. The Court subsequently ruled that a default had occurred and that the board elected by AMC was the Company's valid Board of Directors.

On July 17, 1996, a foreclosure sale arising out of the default was held for all of the majority shareholder's stock in the Company. At the sale, AMC bid a portion of the debt owed to it by the Company under the notes and acquired all of the former majority shareholder's shares in the Company. In 1996, the Company engaged the consulting firm of Grisanti, Galef & Goldress, Inc. ("GG&G") to provide crisis management assistance to the Company. Mr. Brian R. Stone of CCC&G was appointed as the Company's Chief Executive Officer.